Consent of Rose, Snyder & Jacobs, a corporation of public accountants
EX-23.2

ROSE, SNYDER & JACOBS

A CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on amendment No. 3 to Form SB-2 of our report dated March 7, 2006, related to the consolidated financial statements of Cord Blood America, Inc. for the year ended December 31, 2005, and to the reference to our Firm under the caption "Experts" in the prospectus.

/s/ Rose, Snyder & Jacobs

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

December 13, 2006

15821 VENTURA BOULEVARD, SUITE 490, ENCINO, CALIFORNIA 91436

PHONE: (818) 461-0600 FAX: (818) 461-0610